Exhibit 99.2

The following is the transcript of a video of the Registrant’s Chief Financial Officer discussing the results of operations for the Registrant’s fiscal first quarter ended October 24, 2009.

I’m Frank Calderoni, Cisco’s CFO.

Today, we announced very solid results for the first quarter of our fiscal year 2010, representing two quarters of sequentially positive revenue growth with first quarter net sales of $9 billion.

On a GAAP basis, net income was $1.8 billion or $0.30 per share. We delivered earnings per share on a non-GAAP basis of $0.36 per share, driven by strength across our broad portfolio and an intense focus on execution. Net income on a non-GAAP basis was $2.1 billion.

Our results validate our strategy and portfolio approach in balancing disciplined expense management with strategic investment, and driving continued profitability through varying economic environments.

We exit this quarter with a very compelling financial position and an innovation engine that we believe will position us to capture market transitions and expand our leadership in the marketplace.

Thank you.

November 4, 2009 Q1 Fiscal Year 2010 Frank Calderoni, Executive Vice President and Chief Financial Officer

GAAP RECONCILIATION
GAAP RECONCILIATION
During this presentation references to financial measures of
Cisco will include references to non-GAAP financial
measures. Cisco provides a reconciliation between GAAP
and non-GAAP at http://investor.cisco.com
FORWARD-LOOKING STATEMENTS
FORWARD-LOOKING STATEMENTS
This presentation contains projections and other forward-
looking statements regarding future events or the future
financial performance of Cisco, including future operating
results. These projections and statements are only
predictions. Actual events or results may differ materially from those in the projections or other forward-looking statements.
Please see Cisco’s filings with the SEC, including its most
recent filing on Form 10-K, for a discussion of important risk factors that could cause actual events or results to differ
materially from those in the projections or other forward-
looking statements.

	Three Months Ended	
	Oct.24, 2009	Oct.25, 2008
GAAP net income	$ 1,787	$ 2,201
Share-based compensation expense	321	304
Payroll tax on stock option exercises	-	1
In-process research and development	-	3
Amortization of acquisition-related intangible assets	149	166
Other acquisition-related costs	4	122
Total adjustments to GAAP income before provision for income taxes	474	596
Income tax effect	(145)	(194)
Effect of retroactive tax legislation	-	(106)
Total adjustments to GAAP provision for income taxes	(145)	(300)
Non-GAAP net income	$ 2,116	$ 2,497
Diluted net income per share:		
GAAP	$ 0.30	$ 0.37
Non-GAAP	$ 0.36	$ 0.42
Shares used in diluted net income per share calculation - GAAP	5,871	5,972
Effect of share-based compensation	9	7
Shares used in diluted net income per share calculation - Non-GAAP	5,880	5,979

3 RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (In millions, except per-share amounts)

This video may be deemed to contain forward-looking
statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These
forward-looking statements include, among other things,
statements regarding future events (such as our strategy,
portfolio approach, driving continued profitability through
varying economic environments, compelling financial position, capturing market transitions, and expanding leadership in the marketplace) and the future financial performance of Cisco that involve risks and uncertainties.  Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: business and economic conditions and growth trends in the networking industry, our customer
markets and various geographic regions; global economic
conditions and uncertainties in the geopolitical environment;
overall information technology spending;
Forward-Looking Statements

the growth and evolution of the Internet and levels of capital spending on Internet-based systems; variations in customer
demand for products and services, including sales to the
service provider market and other customer markets; the
return on our investments in certain market adjacencies and
geographical locations during the current economic downturn;
the timing of orders and manufacturing and customer lead
times; changes in customer order patterns or customer mix;
insufficient, excess or obsolete inventory; variability of
component costs; variations in sales channels, product costs or mix of products sold; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies;
increased competition in our product and service markets,
including the data center; dependence on the introduction and market acceptance of new product offerings and standards;
rapid technological and market change; manufacturing and
sourcing risks; product defects and returns; litigation involving patents, intellectual property, antitrust, shareholder and other matters, and governmental investigations; natural catastrophic events; a pandemic or epidemic; our ability to achieve the
benefits anticipated from our

investments in sales and engineering activities; our ability to recruit and retain key personnel; our ability to manage financial risk, and to manage expenses during the current economic
downturn; risks related to the global nature of our operations, including our operations in emerging markets; currency
fluctuations and other international factors; changes in
provision for income taxes, including changes in tax laws and regulations or adverse outcomes resulting from examinations
of our income tax returns; potential volatility in operating results; and other factors listed in Cisco’s most recent report on
Form 10-K. The financial information contained in this video should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent report on Form 10-K filed on September 11, 2009, as it may be amended from time to time. Cisco’s results of operations for the three months ended October 24, 2009 are not necessarily
indicative of Cisco’s operating results for any future periods.
Any projections in this video are based on limited information currently available to Cisco, which is subject to change.
Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the
information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this video.

7 For more information on Cisco and Cisco’s financials, please visit: http://investor.cisco.com